Exhibit 99.1

          California Pizza Kitchen Added to the S&P SmallCap 600 Index

     LOS ANGELES--(BUSINESS WIRE)--Nov. 30, 2006--California Pizza Kitchen, Inc. (Nasdaq:CPKI) today announced that its stock has been added to the S&P SmallCap 600 Index as of the close of trading today.

     Rick Rosenfield and Larry Flax, co-CEOs of California Pizza Kitchen, Inc., stated, "We are very pleased to become a member of the prestigious S&P SmallCap 600 Index. This achievement reflects California Pizza Kitchen's strong financial performance and our success in building long-term stockholder value. Being added to the S&P SmallCap 600 Index should also increase our visibility in the investment community and expand our investor base."

     The S&P SmallCap 600 is fast becoming the preferred small-cap index in the U.S., covering approximately 3% of the U.S. equities market. The S&P SmallCap 600 is designed to be an efficient portfolio of companies that meet specific inclusion criteria to ensure that they are investable and financially viable. Criteria for the S&P SmallCap 600 index includes U.S. company status, market capitalization in the range of $300 million to $1 billion, financial viability, adequate liquidity and reasonable price, public float of at least 50%, sector representation and an operating company status. Complete details on the guidelines for maintaining the index are available at www.standardandpoors.com.

     About Standard & Poor's

     Standard & Poor's, a division of The McGraw-Hill Companies (NYSE: MHP), is the world's foremost provider of independent credit ratings, indices, risk evaluation, investment research and data. With approximately 6,300 employees located in 20 countries and markets, Standard & Poor's is an essential part of the world's financial infrastructure and has played a leading role for more than 140 years in providing investors with the independent benchmarks they need to feel more confident about their investment and financial decisions. For more information, visit www.standardandpoors.com.

     About California Pizza Kitchen, Inc.

     California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups and sandwiches. The average guest check is approximately $12.85. As of November 30, 2006 the Company operates, licenses or franchises 203 restaurants, of which 173 are company-owned and 30 operate under franchise or license agreements. The Company also has a licensing arrangement with Kraft Pizza Company, which manufactures and distributes a line of California Pizza Kitchen premium frozen pizzas.

     California Pizza Kitchen, Inc. can be found on the internet at www.cpk.com.

     This release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include projections of earnings, revenue or other financial items, statements of the plans, strategies and objectives of management for future operations, statements concerning proposed new products or developments, statements regarding future economic conditions or performance, statements of belief and statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words "may," "will," "estimate," "intend," "continue," "believe," "expect," "anticipate" and similar words.

     Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Our actual results may and will likely differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are changing consumer preferences and demands, the execution of our expansion strategy, the continued availability of qualified employees and our management team, the maintenance of reasonable food and supply costs, our relationships with our distributors and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.


     CONTACT: California Pizza Kitchen, Inc.
              Sarah Grover (media) / Sue Collyns (investors)
              310-342-5000